GARDEN.COM, INC.
           AMENDED AND RESTATED 1996 STOCK OPTION/STOCK ISSUANCE PLAN


     1.     Purposes  of  the  Plan.  The  purposes of this Amended and Restated
            -----------------------
1996  Stock  Option/Stock  Issuance  Plan  are:

     - to attract and retain the best available personnel for positions of substantial responsibility,

     - to provide additional incentive to Employees, Directors and Consultants, and

     -          to  promote  the  success  of  the  Company's  business.

          Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

          2.     Definitions.  As  used  herein, the following definitions shall
                 -----------
apply:

               (a)     "Administrator"  means the Board or any of its Committees
                        -------------
as  shall  be  administering the Plan, in accordance with Section 4 of the Plan.

               (b)     "Applicable  Laws" means the requirements relating to the
                        ----------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

               (c)     "Board"  means  the  Board  of  Directors of the Company.
                        -----

               (d)     "Code"  means  the  Internal  Revenue  Code  of  1986, as
                        ----
amended.

               (e)     "Committee"  means  a committee of Directors appointed by
                        ---------
the  Board  in  accordance  with  Section  4  of  the  Plan.

               (f)     "Common  Stock"  means  the  common stock of the Company.
                        -------------

               (g)     "Company" means Garden.com, Inc., a Delaware corporation.
                        -------

               (h)     "Consultant"  means  any  person,  including  an advisor,
                        ----------
engaged by the Company or a Parent or Subsidiary to render services to such entity.

               (i)     "Director"  means  a  member  of  the  Board.
                        --------

               (j)     "Disability"  means  total  and  permanent  disability as
                        ----------
defined  in  Section  22(e)(3)  of  the  Code.

               (k)     "Employee"  means  any  person,  including  Officers  and
                        --------
Directors,  employed  by the Company or any Parent or Subsidiary of the Company.
A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

               (l)     "Exchange Act" means the Securities Exchange Act of 1934,
                        ------------
as  amended.

               (m)     "Fair  Market  Value" means, as of any date, the value of
                        -------------------
Common  Stock  determined  as  follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

               (n)     "Incentive  Stock  Option"  means  an  Option intended to
                        ------------------------
qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

               (o)     "Nonstatutory  Stock Option" means an Option not intended
                        --------------------------
to  qualify  as  an  Incentive  Stock  Option.


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
               (p)     "Notice  of  Grant"  means a written or electronic notice
                        -----------------
evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

               (q)     "Officer" means a person who is an officer of the Company
                        -------
within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (r)     "Option"  means  a  stock  option granted pursuant to the
                        ------
Plan.

               (s)     "Option Agreement" means an agreement between the Company
                        ----------------
and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

               (t)     "Option  Exchange  Program"  means  a  program  whereby
                        -------------------------
outstanding Options are surrendered in exchange for Options with a lower exercise price.

               (u)     "Optioned  Stock"  means  the  Common Stock subject to an
                        ---------------
Option  or  Stock  Purchase  Right.

               (v)     "Optionee"  means  the holder of an outstanding Option or
                        --------
Stock  Purchase  Right  granted  under  the  Plan.

               (w)     "Parent"  means  a  "parent  corporation," whether now or
                        ------
hereafter  existing,  as  defined  in  Section  424(e)  of  the  Code.

               (x)     "Plan"  means  this  Amended  and  Restated  1996  Stock
                        ----
Option/Stock  Issuance  Plan.

               (y)     "Restricted  Stock" means shares of Common Stock acquired
                        -----------------
pursuant  to  a  grant  of  Stock  Purchase Rights under Section 11 of the Plan.

               (z)     "Restricted  Stock  Purchase  Agreement"  means a written
                        --------------------------------------
agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

               (aa)     "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any
                         ----------
successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

               (bb)     "Section  16(b)  "  means  Section 16(b) of the Exchange
                         --------------
Act.

               (cc)     "Service  Provider"  means  an  Employee,  Director  or
                         -----------------
Consultant.

               (dd)     "Share"  means  a share of the Common Stock, as adjusted
                         -----
in  accordance  with  Section  13  of  the  Plan.

               (ee)     "Stock  Purchase  Right"  means  the  right  to purchase
                         ----------------------
Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

               (ff)     "Subsidiary"  means  a "subsidiary corporation", whether
                         ----------
now  or  hereafter  existing,  as  defined  in  Section  424(f)  of  the  Code.

          3.     Stock  Subject  to  the  Plan.  Subject  to  the  provisions of
                 -----------------------------
Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,500,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lessor of (i) 1,200,000 Shares, (ii) 5% of the outstanding Shares on such date, or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

               If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued
                   --------
under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

          4.     Administration  of  the  Plan.
                 -----------------------------

               (a)     Procedure.
                       ---------

                    (i)  Multiple  Administrative  Bodies.  The  Plan  may  be
                         --------------------------------
administered by different Committees with respect to different groups of Service Providers.

                    (ii)  Section  162(m).  To the extent that the Administrator
                          ---------------
determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                    (iii)  Rule  16b-3.  To  the  extent  desirable  to  qualify
                           -----------
transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                    (iv)  Other  Administration.  Other  than as provided above,
                          ---------------------
the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

               (b)     Powers  of  the Administrator.  Subject to the provisions
                       -----------------------------
of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                    (i)  to  determine  the  Fair  Market  Value;

                    (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

                    (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                    (iv)  to  approve forms of agreement for use under the Plan;

                    (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                    (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

                    (vii)  to  institute  an  Option  Exchange  Program;

                    (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                    (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                    (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                    (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                    (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                    (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

               (c)     Effect  of Administrator's Decision.  The Administrator's
                       -----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

          5.     Eligibility.  Nonstatutory  Stock  Options  and  Stock Purchase
                 -----------
Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

          6.     Limitations.
                 -----------

               (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

               (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

               (c)     The  following  limitations  shall  apply  to  grants  of
Options:

                    (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

                    (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection
(i)  above.

                    (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

                    (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          7.     Term  of  Plan.  Subject  to  Section  19 of the Plan, the Plan
                 --------------
shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

          8.     Term of Option.  The term of each Option shall be stated in the
                 --------------
Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

          9.     Option  Exercise  Price  and  Consideration.
                 -------------------------------------------

               (a)     Exercise  Price.  The  per  share  exercise price for the
                       ---------------
Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                    (i)  In  the  case  of  an  Incentive  Stock  Option

                         (A)     granted  to  an  Employee  who, at the time the
Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                         (B)     granted  to any Employee other than an Employee
described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

               (b)     Waiting Period and Exercise Dates.  At the time an Option
                       ---------------------------------
is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

               (c)     Form of Consideration.  The Administrator shall determine
                       ---------------------
the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                    (i)  cash;

                    (ii)  check;

                    (iii)  promissory  note;

                    (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                    (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                    (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                    (vii)  any  combination of the foregoing methods of payment;
or

                    (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          10.     Exercise  of  Option.
                  --------------------

               (a)     Procedure  for  Exercise;  Rights  as a Shareholder.  Any
                       ---------------------------------------------------
Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                    An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

                    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b)     Termination of Relationship as a Service Provider.  If an
                       -------------------------------------------------
Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (c)     Disability  of  Optionee.  If  an Optionee ceases to be a
                       ------------------------
Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (d)     Death  of  Optionee.  If an Optionee dies while a Service
                       -------------------
Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The
Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (e)     Buyout  Provisions.  The  Administrator  may  at any time
                       ------------------
offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          11.     Stock  Purchase  Rights.
                  -----------------------

               (a)     Rights  to Purchase.  Stock Purchase Rights may be issued
                       -------------------
either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

               (b)     Repurchase  Option.  Unless  the Administrator determines
                       ------------------
otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

               (c)     Other  Provisions.  The  Restricted  Stock  Purchase
                       -----------------
Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

               (d)     Rights  as  a Shareholder.  Once the Stock Purchase Right
                       -------------------------
is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

          12.     Non-Transferability  of  Options  and  Stock  Purchase Rights.
                  -------------------------------------------------------------
Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

          13.     Adjustments  Upon  Changes  in  Capitalization,  Dissolution,
                  -------------------------------------------------------------
Merger  or  Asset  Sale.
     ------------------

               (a)     Changes  in  Capitalization.  Subject  to  any  required
                       ---------------------------
action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

               (b)     Dissolution or Liquidation.  In the event of the proposed
                       --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

               (c)     Merger  or  Asset  Sale.  In the event of a merger of the
                       -----------------------
Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          14.     Date  of  Grant.  The  date  of  grant  of  an Option or Stock
                  ---------------
Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

          15.     Amendment  and  Termination  of  the  Plan.
                  ------------------------------------------

               (a)     Amendment  and  Termination.  The  Board  may at any time
                       ---------------------------
amend,  alter,  suspend  or  terminate  the  Plan.

               (b)     Shareholder  Approval.  The  Company  shall  obtain
                       ---------------------
shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

               (c)     Effect  of  Amendment  or  Termination.  No  amendment,
                       --------------------------------------
alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

          16.     Conditions  Upon  Issuance  of  Shares.
                  --------------------------------------

               (a)     Legal Compliance.  Shares shall not be issued pursuant to
                       ----------------
the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b)     Investment  Representations.  As  a  condition  to  the
                       ---------------------------
exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

          17.     Inability  to  Obtain Authority.  The inability of the Company
                  -------------------------------
to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          18.     Reservation  of  Shares.  The Company, during the term of this
                  -----------------------
Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          19.     Shareholder  Approval.  The  Plan shall be subject to approval
                  ---------------------
by the shareholders of the Company within 12 months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.